Exhibit 5.1

September 6, 2024

Westwater Resources, Inc.

6950 South Potomac Street

Suite 300

Centennial, Colorado 80112

RE:  Registration Statement on Form S-1 for Westwater Resources, Inc.

Ladies and Gentlemen:

We have acted as counsel to Westwater Resources, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), related to the resale by Lincoln Park Capital Fund, LLC, an Illinois limited liability company (“LPC”) of up to 11,668,189 shares of the Company’s common stock, $0.001 par value per share, or (the “Common Stock”) pursuant to the Purchase Agreement, dated August 30, 2024, by and between the Company and LPC (the “Purchase Agreement”). Such shares of Common Stock include (i) up to 10,468,189 shares of Common Stock that the Company may, in its sole discretion, elect to sell and issue to LPC, from time to time pursuant to the Purchase Agreement (the “Purchase Shares”); (ii) 600,000 shares of Common Stock that the Company issued to LPC upon execution of the Purchase Agreement (the “Initial Commitment Shares”); and (iii) up to 600,000 additional shares of Common Stock that the Company may issue from time to time in connection with each purchase of Common Stock by LPC, as consideration for LPC’s commitment to purchase shares of Common Stock under the Purchase Agreement (the “Additional Commitment Shares”). The Purchase Shares, Initial Commitment Shares and Additional Commitment Shares are collectively referred to herein as the “Securities”.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement other than as to the valid issuance of the Securities.

As the basis for the opinions hereinafter expressed, we have examined such statutes, including the Delaware General Corporation Law (the “DGCL”), corporate records and documents of the Company, certificates of officers of the Company and public officials, and other instruments and documents as we deemed relevant or necessary for the purposes of the opinions set forth below, including, but not limited to:

1.	the Registration Statement;

Location	Mailing Address P.O. Box 8749 Denver, CO 80201-8749	Contact
555 17th Street, Suite 3200 Denver, CO 80202-3921		p: 303.295.8000 | f: 303.295.8261 www.hollandhart.com

Holland & Hart LLP Anchorage Aspen Billings Boise Boulder Cheyenne Denver Jackson Hole Las Vegas Reno Salt Lake City Santa Fe Washington, D.C.

Westwater Resources, Inc. September 6, 2024 Page 2

2.	the Purchase Agreement;

3.	the Registration Rights Agreement, dated August 30, 2024, by and between the Company and LPC;

4.	the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on May 6, 2004, as amended by the Certificate of Amendment filed April 4, 2006, the Certificate of Amendment filed January 22, 2013, the Certificate of Amendment filed March 7, 2016, the Certificate of Amendment filed August 16, 2017, the Certificate of Amendment filed April 18, 2019, and the Certificate of Amendment filed May 31, 2024, and certified by the Secretary of State of the State of Delaware;

5.	the Amended and Restated Bylaws of the Company, effective as of March 18, 2024, certified by the Corporate Secretary of the Company as being in full force and effect on the date hereof; and

6.	resolutions, minutes of meetings, and corporate records of actions taken by the Board of Directors of the Company (the “Board”) and committees thereof, as furnished and certified to us by the Company.

In making our examination, we have assumed (i) that all signatures on documents examined by us are genuine; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the original documents of all documents submitted to us as certified, conformed, electronic or photostatic copies; (iv) that each individual signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (v) that each individual signing in a representative capacity any document reviewed by us had legal capacity to sign in such capacity; (vi) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed; (vii) that the Registration Statement and the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinions rendered herein; and (viii) the accuracy, completeness and authenticity of certificates of public officials. We have also assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinions expressed below. We have relied upon a certificate and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

In connection with the opinions hereinafter expressed, we have also assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments), will have become effective and comply with applicable law; (ii) the Securities will be issued and sold in compliance with federal and state securities laws and in the manner stated in the Registration Statement; and (iii) all corporate or other action required to be taken by the Company to duly authorize each issuance of the Securities and any related documentation (including the execution, delivery and performance of the Purchase Agreement) shall have been duly completed and shall remain in full force and effect.

Westwater Resources, Inc. September 6, 2024 Page 3

Based on the foregoing and on such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that:

(1)	the Initial Commitment Shares have been validly issued, fully paid and are non-assessable; and

(2)	when issued and paid for in accordance with the Purchase Agreement, the Purchase Shares and Additional Commitment Shares will be validly issued, fully paid and non-assessable

The opinions expressed herein are limited solely and in all respects to the DGCL and the federal laws of the United States of America that, in our experience, are applicable to transactions of the type contemplated by the Purchase Agreement, and we express no opinion as to the laws of any other jurisdiction. We express no opinion as to any matter other than as expressly set forth above, and no other opinion is intended to be implied or inferred herefrom. The opinions expressed herein are given as of the date hereof and we undertake no obligation hereby and disclaim any obligation to advise you of any change in law, facts or circumstances occurring after the date hereof pertaining to any matter referred to herein.

This opinion is provided as a legal opinion only, effective as of the date of this letter, and not as representations of fact. We understand that you have made such independent investigations of the facts as you deemed necessary, and that the determination of the extent of those investigations that are necessary has been made independent of this opinion letter.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement and to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Holland & Hart LLP